Exhibit 99.1

Joint Press Release

Date:	August 27, 2012	Enstar Contact:	Richard J. Harris	SeaBright Contact:	Neal Fuller
For Release:	Immediately	Telephone:	(441) 292-3645	Telephone:	(206) 269-8500

ENSTAR GROUP LIMITED TO ACQUIRE SEABRIGHT HOLDINGS, INC.

Hamilton, Bermuda and Seattle, Washington (USA) – August 27, 2012 – Enstar Group Limited (Nasdaq: ESGR) and SeaBright Holdings, Inc. (NYSE: SBX) today jointly announced that they have entered into a definitive merger agreement under which Enstar will acquire SeaBright for $11.11 per share in cash. The purchase price represents a 34.3% premium over SeaBright’s closing stock price today of $8.27.

Under the terms of the merger agreement, a newly formed wholly-owned subsidiary of Enstar will merge with and into SeaBright, with SeaBright surviving as a wholly-owned subsidiary of Enstar. Enstar expects to finance the aggregate purchase price of approximately $252 million through a combination of cash on hand and a bank loan facility to be finalized before closing.

Completion of the transaction is conditioned on, among other things, the approval of SeaBright’s stockholders, regulatory approvals and satisfaction of various customary closing conditions. SeaBright intends to solicit the approval of its stockholders at a special meeting of stockholders to be held later this year. The transaction, which is not conditioned on Enstar’s ability to obtain financing, is currently expected to close in the first quarter of 2013.

“The acquisition of SeaBright is an exciting opportunity for Enstar,” said Dominic Silvester, Chief Executive Officer of Enstar. “We continue to focus on expanding in the U.S., and we believe SeaBright will be a significant addition to our portfolio. We look forward to working with SeaBright to ensure that its policyholders continue to receive excellent service.” Enstar is discussing opportunities with third-party insurance companies for the assumption of SeaBright’s policy renewals.

John G. Pasqualetto, Chairman, President and Chief Executive Officer of SeaBright, said “This transaction will, upon closing, provide our stockholders with immediate liquidity at a price representing a significant premium to market. The transaction, which the Board of Directors has unanimously concluded is in the best interest of our stockholders, is the culmination of a lengthy and extensive process in which the Board carefully considered a broad range of strategic alternatives.”

Sandler O’Neill + Partners, L.P. is acting as financial advisor to SeaBright and has delivered a fairness opinion in connection with the transaction. Kirkland & Ellis LLP is acting as legal advisor and Mayer Brown LLP is acting as special regulatory counsel to SeaBright. Drinker Biddle & Reath LLP is acting as legal advisor to Enstar.

About Enstar

Enstar, a Bermuda company, acquires and manages insurance and reinsurance companies in run-off and portfolios of insurance and reinsurance business in run-off, and provides management, consultancy and other services to the insurance and reinsurance industry.

About SeaBright

SeaBright is a holding company whose wholly-owned subsidiary, SeaBright Insurance Company, operates as a specialty underwriter of multi-jurisdictional workers’ compensation insurance. SeaBright Insurance Company distributes its maritime, alternative dispute resolution and state act products through selected independent insurance brokers, licensed program managers and its wholesale broker affiliate, PointSure Insurance Services, Inc. PointSure is licensed in 50 states and also offers insurance products from non-affiliated insurers. Paladin Managed Care Services, Inc., another SeaBright company, provides integrated managed medical care services to help employers control costs associated with on-the-job injuries.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Enstar and SeaBright. The proposed transaction will be submitted to the stockholders of SeaBright for their consideration. In connection with the proposed transaction, SeaBright will prepare and file a proxy statement with the Securities and Exchange Commission (the “SEC”). SeaBright and Enstar plan to file with the SEC other documents regarding the proposed transaction. STOCKHOLDERS OF SEABRIGHT ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to SeaBright stockholders. You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents by going to SeaBright’s Investors website page at www.sbxhi.com/investors.html or by sending a written request to SeaBright Holdings, Inc., Attn: Linda Magee, Investor Relations, 1501 4th Avenue, Suite 2600, Seattle, Washington 98101, or by calling, Investor Relations at (206) 269-8500. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Interests of Participants

SeaBright and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SeaBright in connection with the proposed transaction. Information regarding SeaBright’s directors and executive officers is set forth in SeaBright’s proxy statement for its 2012 annual meeting of stockholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which were filed with the SEC on April 12, 2012 and March 5, 2012, respectively. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction and any direct or indirect interests of the SeaBright executive officers and directors in the merger will be contained in the proxy statement that SeaBright intends to file with the SEC.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar, SeaBright and their respective management teams. Statements that include words such as “estimate,” “project,” “plan,” “intend,” “expect,” “anticipate,” “believe,” “would,” “should,” “could,” “seek,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise. You are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

In particular, Enstar and SeaBright may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure: (i) to obtain approval of SeaBright’s stockholders, (ii) to obtain governmental and regulatory approvals, or (iii) to satisfy other closing conditions. Furthermore, Enstar may not be able to secure a partner to assume SeaBright’s policy renewals on favorable terms.

The foregoing list of important factors is not exhaustive. Other important risk factors regarding Enstar may be found under the heading “Risk Factors” in Enstar’s Form 10-K for the year ended December 31, 2011, and are incorporated herein by reference. Other important risk factors regarding SeaBright may be found under the heading “Risk Factors” in SeaBright’s Form 10-K for the year ended December 31, 2011 and SeaBright’s Form 10-Q for the three months ended June 30, 2012, and are incorporated herein by reference. Enstar and SeaBright undertake no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.